UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 28, 2007 (March 22, 2007)

JOURNAL REGISTER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12955	22-3498615
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

790 Township Line Road, Yardley, Pennsylvania	19067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 504-4200

Not Applicable
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 22, 2007 the Compensation Committee of our Board of Directors approved the 2007 annual incentive award criteria for our named executive officers pursuant to our Executive Incentive Compensation Plan (the “Plan”). The 2007 incentive awards will be based on the attainment of annual financial goals at corporate and business unit levels and for achieving individual annual performance objectives. The specific 2007 financial goals and performance objectives that will be used to calculate the awards are set forth below.

2007 Financial Goals
Name	and Performance Goals
Robert M. Jelenic	16.5% Corporate EBITDA 16.5% Same-Store ad revenue 33% Online business goals 34% Qualitative planning goal
Julie A. Beck	25% Corporate EBITDA 25% Same-Store ad revenue 50% Online business goals
Thomas A. Rice	50% Corporate EBITDA 25% Michigan EBITDA 25% Same-Store revenue
Allen J. Mailman	25% Corporate EBITDA 25% Same-Store ad revenue 25% Online revenue 25% Website prototype rollout
Edward J. Yocum	50% Corporate EBITDA 25% Same-Store ad revenue 25% Online revenue

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan. For more information about the Plan, please refer to Exhibit 10.7 of the Company’s annual report on Form 10K for fiscal year 2001.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOURNAL REGISTER COMPANY
(Registrant)

Date: March 28, 2007		/s/ Edward J. Yocum
	By:	Edward J. Yocum
	Title:	Vice President, General Counsel &
Corporate Secretary